UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 29, 2011
Badger Meter, Inc.
(Exact name of Registrant as Specified in Charter)

Wisconsin	1-6706	39-0143280
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 355-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

EXPLANATORY NOTE
This current report on Form 8-K/A updates information provided on a Form 8-K dated April 29, 2011, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Badger Meter, Inc. (the “Company”) Annual Meeting of Shareholders held on April 29, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders
As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers held at the Annual Meeting of Shareholders of the Company on April 29, 2011, 6,639,069 shares voted for one year, 580,063 shares voted for two years, 3,573,303 shares voted for three years, and there were 1,528,517 broker non-votes.
SEC regulations state that the Company must hold these votes on frequency at least once every six years. In light of the voting results and other factors, the Company’s Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of our named executive officers. The Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.
Date: August 29, 2011	By:	/s/ Richard E. Johnson
Richard E. Johnson
Senior Vice President — Finance and Treasurer Chief Financial Officer